(a)(8)

ING VARIABLE FUNDS

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED

DECLARATION OF TRUST

Effective: May 1, 2014

The undersigned, being a majority of the Trustees of ING Variable Funds, a Massachusetts business trust (the “Trust”), acting pursuant to the Amended and Restated Declaration of Trust, dated May 1, 2002, as amended (the “Declaration of Trust”), including Article XI, Section 11.3 of the Trust’s Declaration of Trust, hereby amend the Declaration of Trust to change the name of the Trust and redesignate the existing series of the Trust set forth in Section 1.1 as follows:

1.	Section 1.1 of the Declaration of Trust, executed on May 1, 2002, as amended, is hereby amended to read in its entirety as follows:

“1.1. Name. The name of the trust created hereby shall be “Voya Variable Funds”, and the series under said trust hereby shall be “Voya Growth and Income Portfolio,” and so far as may be practicable the Trustees shall conduct the activities of the Trust and Series, execute all documents and sue or be sued under the name of the Trust, which name (and the word “Trust” wherever hereinafter used) shall refer to the Trustees as Trustees, and not individually, and shall not refer to the officers, agents, employees or Shareholders of the Trust.”

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IN WITNESS WHEREOF, the undersigned have this day signed this Certificate of Amendment of Amended and Restated Declaration of Trust.

Dated: April 10,     2014

/s/ Colleen D. Baldwin	/s/ Russell H. Jones
Colleen D. Baldwin, as Trustee	Russell H. Jones, as Trustee

/s/ John V. Boyer	/s/ Patrick W. Kenny
John V. Boyer, as Trustee	Patrick W. Kenny, as Trustee

/s/ Patricia W. Chadwick	/s/ Shaun P. Mathews
Patricia W. Chadwick, as Trustee	Shaun P. Mathews, as Trustee

/s/ Dr. Albert E. DePrince, Jr.	/s/ Joseph E. Obermeyer
Dr. Albert E. DePrince, Jr., as Trustee	Joseph E. Obermeyer, as Trustee

/s/ Peter S. Drotch	/s/ Sheryl K. Pressler
Peter S. Drotch, as Trustee	Sheryl K. Pressler, as Trustee

/s/ J. Michael Earley	/s/ Roger B. Vincent
J. Michael Earley, as Trustee	Roger B. Vincent, as Trustee